Exhibit 4.1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CITIGROUP INC.
MEDIUM-TERM SENIOR NOTE, SERIES G
(MASTER NOTE)

This Note is a master note, which term means a Global Security within the meaning specified in the Indenture (as defined on the reverse hereof) that provides for incorporation therein of the terms of one or more debt obligations of Citigroup Inc., a corporation duly organized and existing under the laws of the State of Delaware (together with its successors and assigns, the “Company”), (each such debt obligation, a “Debt Obligation”) by reference to the Related Prospectuses (as defined below).

This Note evidences each Debt Obligation with respect to which an authorized officer of the Company may deliver to the Trustee a Company Order from time to time and as to which the Trustee shall have made appropriate notation of the issuance thereof in its records. The terms of each Debt Obligation are and will be reflected in this Note and in the applicable pricing supplement relating to such Debt Obligation (each, a “Related Pricing Supplement”) and any product supplement(s), underlying supplement(s), prospectus supplement(s) and prospectus(es) referenced in the Related Pricing Supplement (however titled) (together with the Related Pricing Supplement, a “Related Prospectus”). Each Related Prospectus shall be on file with the Trustee hereinafter referred to and shall be identified in the records of the Trustee. With respect to each Debt Obligation, the terms of the Debt Obligation contained in the Related Prospectus are hereby incorporated by reference and are deemed to be a part of this Note as of the original issue date specified in the relevant Related Prospectus; provided, however, that, for the avoidance of doubt, no hypothetical examples, risk factors, historical information or other information not considered to be terms of such Debt Obligation provided or incorporated by reference in the Related Prospectus shall be used to determine the terms of such Debt Obligation.

With respect to each Debt Obligation evidenced by this Note, the Company, for value received, hereby promises to pay and/or deliver to CEDE & CO., or registered assigns, (a) on the Maturity Date specified in the Related Prospectus (or on such earlier date or dates as may be provided in the Related Prospectus), the amount in cash and/or the number of securities, as applicable, due with respect to the stated principal amount then outstanding, as provided in the Related Prospectus, in the currency specified in the Related Prospectus, and (b) if applicable, on each Interest Payment Date (or any other date specified in the Related Prospectus), the amount of interest or any other amount due on the stated principal amount then outstanding, as described in the Related Prospectus.

The cash amounts payable hereon are payable by the Company in the currency specified in the applicable Related Prospectus. If other than U.S. dollars, the Company will arrange for payments in respect hereof to be made as described in the applicable Related Prospectus.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF AND IN THE APPLICABLE RELATED PROSPECTUS. THE PROVISIONS SET FORTH ON THE REVERSE HEREOF AND IN THE APPLICABLE RELATED PROSPECTUS ARE INCORPORATED HEREIN AND SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS NOTE.

With respect to each Debt Obligation, every term of this Note is subject to modification, amendment or elimination through the incorporation of the applicable Related Prospectus by reference, whether or not the phrase “unless otherwise provided in the Related Prospectus” or language of similar import precedes the term of this Note so modified, amended or eliminated. It is the intent of the parties hereto that, in the case of any conflict between the applicable Related Prospectus and the terms herein, the Related Prospectus shall control over the terms herein with respect to the relevant Debt Obligation. Without limiting the foregoing, in the case of each Debt Obligation, the holders of this Note are directed to the applicable Related Prospectus for a description of certain terms of such Debt Obligation, including the manner of determining the amounts due, if any, on such Debt Obligation and the date or dates, if any, on which amounts due, if any, on such Debt Obligation are to be paid.

The stated principal amount of each Debt Obligation under this Note shall be as specified in the applicable Related Pricing Supplement.

Unless the certificate of authentication hereon has been executed by the Trustee, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. The Company and the Trustee hereby agree that (a) the authentication of this Note shall be deemed to be due authentication with respect to each Debt Obligation evidenced by this Note for all purposes of the Indenture, (b) the execution and delivery of a Company Order with respect to a Debt Obligation by an authorized officer of the Company shall be deemed to be due execution and delivery with respect to such Debt Obligation for all purposes of the Indenture and (c) each such Debt Obligation shall be deemed to be validly issued for all purposes of the Indenture when the Trustee shall have made appropriate notation thereof in its records.

IN WITNESS WHEREOF, the Company has caused this Note to be executed under its corporate seal.

Dated: May 15, 2025

CITIGROUP INC.

By:
Authorized Officer

Attest:
Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the Indenture described herein.

Dated: May 15, 2025

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

(REVERSE OF SECURITY)

CITIGROUP INC.

MEDIUM-TERM SENIOR NOTE,

SERIES G

General

This Note is one of a series of duly authorized debt securities of the Company (the “Securities”) issued or to be issued in one or more series under an indenture, dated as of November 13, 2013, as such indenture may be amended from time to time (the “Indenture”), between the Company and The Bank of New York Mellon (the “Trustee,” which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

The Notes are in registered form without coupons. The authorized denominations of each Debt Obligation are as specified in the applicable Related Prospectus.

Each Note will be issued initially as a book-entry Note, and will not be exchangeable for certificated or definitive Notes, except as otherwise provided in the Indenture or specified in the Related Prospectus.

All other terms and conditions of the Debt Obligations evidenced by this Note, including, but not limited to, the applicability of any survivor’s option, optional interest rate reset, renewable maturity, extension of the Maturity Date or optional redemption, repayment or repurchase, will be as described in the applicable Related Prospectus.

Other Terms

As provided in the Indenture and subject to certain limitations therein set forth, when this Note is presented to the Registrar with a request to register the transfer of this Note or to exchange this Note for an equal stated principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that this Note shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar, duly executed by the holder thereof or such holder’s attorney duly authorized in writing. All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the applicable Debt Obligations evidenced by this Note.

No service charge shall be made to a holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charges payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Article Four of the Indenture).

Prior to the due presentation for registration of transfer of this Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the holder hereof as the absolute owner hereof for the purpose of receiving payment of principal of and interest hereon and for all other purposes whatsoever, whether or not this Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar or the Security Custodian shall be affected by notice to the contrary.

If an Event of Default with respect to any Debt Obligation evidenced by this Note shall have occurred and be continuing, the amount described in the applicable Related Prospectus may be declared due and payable in the manner and with the effect provided in the Indenture.

If (i) this Note shall become mutilated and be surrendered to the Trustee at the Corporate Trust Office or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of this Note, and there is delivered to the Company and the Trustee security and indemnity satisfactory to them to save each of them and any Paying Agent harmless, and neither the Company nor the Trustee has received notice that this Note has been acquired by a protected purchaser, then the Company shall execute and upon Company Request the Trustee shall authenticate and deliver, in exchange for or in lieu of this Note, a new Security of the same series and of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding. In case any Debt Obligation evidenced by this Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security in respect of such Debt Obligation, pay the amount due on this Note in respect of such Debt Obligation in accordance with its terms. Upon the issuance of any new Security under this paragraph, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into, from time to time and at any time, an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Indenture or of modifying in any manner the rights of the holders of the Securities to be affected, with the consent of the holders of not less than a majority in aggregate principal amount of Outstanding Securities that are affected thereby, such affected Outstanding Securities within each series voting separately from any other series. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences, as more fully described in the Indenture. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon the Security.

Holders of this Note may not enforce their rights pursuant to the Indenture or this Note except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay and/or deliver the amount(s) due on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture, and, with respect to any Debt Obligation, all terms used in this Note that are defined in the Related Prospectus with respect to such Debt Obligation shall have the meanings assigned to them in such Related Prospectus. In the event of any inconsistency between the definitions in the Indenture and the definitions in the applicable Related Prospectus, the applicable Related Prospectus shall govern.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -as tenants in common	UNIF GIFT MIN ACT		Custodian
TEN ENT -as tenants by the entireties		(Cust)		(Minor)
JT ENT -as joint tenants with right of
survivorship and not as tenants in common		Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other Identifying Number of Assignee

Please Print or Type Name and Address Including Zip Code of Assignee

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of Citigroup Inc. with full power of substitution in the premises.

Dated:

Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the Note in every particular, without alteration or enlargement or any change whatsoever.